UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1850 Gateway Drive, Suite 175
San Mateo, CA 94404
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K, on October 10, 2023, at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of AcelRx Pharmaceuticals, Inc. (the “Company”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment and restatement of the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock for which awards may be granted under the Plan by 1,500,000.

A summary of the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed on August 28, 2023 for the Annual Meeting. That summary is qualified in its entirety by reference to the terms of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on October 10, 2023. Proxies for the Annual Meeting were solicited by the Board pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition. At the Annual Meeting, a total of 7,084,633 shares were represented in person or by proxy out of the 16,340,118 shares of common stock entitled to vote as of August 14, 2023, the record date for the Annual Meeting. The proposals for consideration at the Annual Meeting were considered “non-routine” matters under New York Stock Exchange Rule 452, and, therefore, no broker non-votes occurred at the meeting. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal No. 1

Marina Bozilenko, Howard B. Rosen and Mark Wan were elected as Class III directors, by a plurality of the votes entitled to vote on the election of directors, to hold office until the 2026 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld
Marina Bozilenko	6,746,727	337,906
Howard B. Rosen	6,691,709	392,924
Mark Wan	6,724,271	360,362

In addition to the directors elected above, Adrian Adams, Richard Afable, M.D., and Jill Broadfoot will continue to serve as directors until the 2024 Annual Meeting of Stockholders, and Vincent J. Angotti, Stephen J. Hoffman, M.D., Ph.D. and Pamela P. Palmer, M.D., Ph.D. will continue to serve as directors until the 2025 Annual Meeting of Stockholders, in each case until their successors are elected and qualified, or until their earlier death, resignation or removal.

Proposal No. 2

On October 5, 2023, the Company filed a Current Report on Form 8-K announcing that the Audit Committee of the Board approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm and approved the engagement of BPM LLP (“BPM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective October 2, 2023.

As a result of the dismissal of Withum, the Company withdrew Proposal 2 from the meeting agenda of the Annual Meeting, which requested that the Company’s stockholders ratify the appointment of Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. In conjunction with the Company’s 2024 Annual Meeting of Stockholders, the Company intends to submit a proposal requesting that stockholders ratify the appointment of BPM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal No. 3

The compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion was approved, on an advisory basis, by the following vote:

For	Against	Abstain
6,543,669	510,636	30,328

Proposal No. 4

The Company’s Amended and Restated 2020 Equity Incentive Plan was approved, by the following vote:

For	Against	Abstain
6,562,640	486,414	35,579

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Amended and Restated 2020 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2023	ACELRX PHARMACEUTICALS, INC.
	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer